Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

Consent is hereby provided for document(s) to be incorporation, by reference, in the Registration Statement of Tri-Valley Corporation on Form S-3 to be filed with the Securities and Exchange Commission on or about December 1, 2009. Information and data contained in writings titled as Evaluation of Oil and Gas Reserves, Tri-Valley Oil and Gas Company, December 31, 2008. Consent extends to the reference under the heading "Experts" in such Registration Statement,

/s/ Leland B. Cecil
Leland B. Cecil, P.E. Independent Petroleum Engineer

Bakersfield, California. November 24, 2009